UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K



                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


Date of Report (Date of earliest event reported) November 29, 2000


               Pacific International Holding, Inc.
     (Exact name of registrant as specified in its charter)


          Utah                    000-30771           97-0439580B
(State or other jurisdiction of  (Commission          (IRS Employer
of incorporation)                File Number)         Identification No.)



    633 Franklin Avenue, Suite 265, Nutley, New Jersey 07710
            (Address of principal executive officers)


                         (973) 743-6126
      (Registrant's telephone number, including areas code)



                         Not Applicable
  (Former name or former address, if changed since last report)

Item 5.  Other Events

     The Company's Form 10-SB registration statement was filed on June 8, 2000 and two amendments to the Articles of Incorporation were inadvertently left out of the filing. The purpose for this report is to file, with the Securities and Exchange Commission, copies of Articles of Amendment to the Articles of Incorporation of Pacific International Holding, Inc. dated March 18, 1998 and March 30, 1998 and thereby have on record, a complete history of the Company's Articles of Incorporation and all amendments thereto.

     The March 18, 1998 amendment provided the following:

     (a)  ARTICLE VI is amended to provide in its entirety:

          The corporation may take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of an action in question; provided, however, that in order to be valid any and all such written consents shall be made and provided in accordance with all applicable requirements of Sectin16-10a-704 of the Utah Revised Business Corporation Act and signed by the holders of not less than a majority of the corporation's outstanding shares (calculated as of the record date provided for by Section 16-10a-704(6) of that Act.


     The March 30, 1998 amendment provided an increase of authorized to 60,000,000 shares, common stock, with a par value of $.001.

     Exhibits

     Exhibit No.  Sec Ref.     Title                                   Location

     1            3.1.1        Amendment to Articles of Incorporation  Attached
     2            3.1.2        Amendment to Articles of Incorporation  Attached



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Pacific International Holding, Inc.


Date:11-29-00                By:/s/Kitty Chow
                                   Kitty Chow, President